December 30, 2016

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Dear Sir/Madam:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 915 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 915 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 915 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

THOMPSON HINE LLP

JMS/MVW

EXHIBIT A

1.	13D Activist Fund
2.	Adaptive Allocation Fund
3.	AlphaCore Absolute Fund
4.	Altegris/AACA Real Estate Long Short Fund
5.	Altegris Equity Long Short Fund
6.	Altegris Fixed Income Long Short Fund
7.	Altegris Futures Evolution Strategy Fund

8. Altegris GSA Trend Strategy Fund

9.	Altegris Macro Strategy Fund
10.	Altegris Managed Futures Strategy Fund
11.	Altegris Multi-Strategy Alternative Fund
12.	Anchor Tactical Municipal Fund
13.	Ascendant Deep Value Convertibles Fund
14.	Ascendant Tactical Yield Fund
15.	Astor Active Income ETF Fund
16.	Astor Macro Alternative Fund
17.	Astor S.T.A.R. ETF Fund
18.	Astor Long/Short ETF Fund
19.	Athena Value Fund
20.	Beech Hill Total Return Fund
21.	Biondo Focus Fund
22.	Biondo Growth Fund
23.	BTS Tactical Fixed Income Fund
24.	Chadwick & D’Amato Fund
25.	Changing Parameters Fund
26.	CMG Global Equity Fund
27.	CMG Global Macro Strategy Fund
28.	CMG Long/Short Fund
29.	CMG Tactical All Asset Strategy Fund
30.	CMG Tactical Bond Fund
31.	Crow Point Alternative Income Fund
32.	CWC Small Cap Aggressive Value Fund
33.	Deer Park Total Return Credit Fund
34.	Eagle MLP Strategy Fund
35.	EAS Crow Point Alternatives Fund
36.	Equinox MutualHedge Futures Strategy Fund
37.	FX Strategy Fund
38.	GMG Defensive Beta Fund
39.	Ginkgo Multi-Strategy Fund
40.	Giralda Fund
41.	Giralda Risk-Managed Growth Fund
42.	Grant Park Absolute Return Fund
43.	Grant Park Fixed Income Fund
44.	Grant Park Managed Futures Strategy Fund
45.	Grant Park Multi-Alternative Strategies Fund
46.	Investment Partners Opportunities Fund
47.	Iron Horse Fund
48.	KCM Macro Trends Fund
49.	Ladenburg Income Fund
50.	Ladenburg Income & Growth Fund
51.	Ladenburg Growth & Income Fund
52.	Ladenburg Growth Fund
53.	Ladenburg Aggressive Growth Fund
54.	Leader Floating Rate Fund
55.	Leader Short-Term Bond Fund
56.	Leader Total Return Fund
57.	Navigator Equity Hedged Fund
58.	Navigator Duration Neutral Bond Fund
59.	Navigator Sentry Managed Volatility Fund
60.	Navigator Tactical Fixed Income Fund
61.	PSI All Asset Fund
62.	PSI Total Return Fund
63.	PSI Strategic Growth Fund
64.	PSI Tactical Growth Fund
65.	PSI Calendar Effects Fund
66.	Pacific Financial Alternative Strategies Fund
67.	Pacific Financial Core Equity Fund
68.	Pacific Financial Dynamic Allocation Fund
69.	Pacific Financial Explorer Fund
70.	Pacific Financial Faith & Values Based Conservative Fund
71.	Pacific Financial Faith & Values Based Moderate Fund
72.	Pacific Financial Faith & Values Based Diversified Growth Fund
73.	Pacific Financial Flexible Growth & Income Fund
74.	Pacific Financial Foundational Asset Allocation Fund
75.	Pacific Financial International Fund
76.	Pacific Financial Strategic Conservative Fund
77.	Pacific Financial Tactical Fund
78.	Patriot Balanced Fund
79.	Patriot Fund
80.	Power Dividend Index Fund
81.	Power Income Fund

82. Power Momentum Index Fund

83.	Princeton Futures Strategy Fund

84. Princeton Long/Short Treasury Fund

85.	Princeton Premium Fund
86.	Probabilities Fund
87.	Probabilities Sector Rotation Fund
88.	Sandalwood Opportunity Fund
89.	Sierra Core Retirement Fund
90.	Sierra Strategic Income Fund
91.	Toews Tactical Defensive Alpha Fund
92.	Toews Hedged Core Frontier Fund
93.	Toews Hedged Growth Allocation Fund
94.	Toews Hedged High Yield Bond Fund
95.	Toews Hedged Core W Fund
96.	Toews Hedged Core L Fund
97.	Toews Hedged Core S Fund
98.	Toews Unconstrained Income Fund
99.	TransWestern Institutional Short Duration Government Bond Fund
100.	Zeo Strategic Income Fund